Exhibit 99.1

STRATA Skin Sciences Reports Third Quarter 2025 Financial Results and Provides a Corporate Update

HORSHAM, Penn., November 13, 2025 – STRATA Skin Sciences, Inc. (“STRATA” or the “Company”) (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, announces its financial results for the quarter ended September 30, 2025, and provides a corporate update.

Third Quarter Highlights

•
Continued progress toward historic expansion of CPT codes for reimbursement for inflammatory and auto-immune skin diseases, effectively tripling the covered patient population in the US, including recent recognition of expanded CPT codes by the Center for Medicare and Medicaid Services (CMS) 2026 final PFS (Physician Fee Schedule) rule

•	COFEPRIS (Mexican regulatory agency) clearance of TheraClearX in Mexico and first commercial placements
•
Multiple new peer-reviewed publications further validating the XTRAC® gold standard clinical outcomes in treatment of autoimmune diseases – in vitiligo in combination therapy with JAK inhibitors, in psoriasis in combination therapy with topical drug, as breakthrough therapy for localized atopic dermatitis, and in treating mycosis fungiodes (a rare variant of cutaneous lymphoma). The Company holds patents for these combination treatments, further positioning XTRAC as the only clinically proven and intellectual property protected solution

•	Positive developments in the ongoing lawsuit against LaserOptek with the addition of LaserOptek Korea and C. Dalton, LLC as defendants, improving the opportunity for collecting damages
•	Recapturing of dozens of partner clinics previously lost to LaserOptek under false representation of ability to claim insurance reimbursement with anything but Excimer Laser
•	Average gross billings per device of $5,981 increased 8.5% over the comparable prior-year period, and represents the highest gross billings per device per quarter since the fourth quarter of 2022
•	U.S. install base of XTRAC devices declined by 6 during the third quarter of 2025, to 838
•	US install base of TheraClearX of 161
•	Gross margin for the quarter came in at 60%, roughly in line with third quarter 2024
•	EBITDA was slightly positive in the third quarter of 2025 vs. negative $0.2 million in the comparable prior-year period
•	Total revenue declined by ~$1.9 million due to softness in international markets driven primarily by instability in international trade policy
•	Ended the second quarter of 2025 with $7.1 million of cash following $2.4 million registered direct offering

“We continue to see solid recurring revenue expansion in partner clinics with meaningful growth in “same store sales”. We are further excited for the potential in growth in the coming quarters based on anticipation of the newly approved reimbursement codes in new indications for our XTRAC Excimer laser treatment. Recent acknowledgement of these codes by the Centers for Medicare and Medicaid Services are helping to expand interest from patients and practitioners alike in the expanded potential for new treatments and additional revenue streams, respectively. XTRAC has become the established gold standard in narrow band UVB treatment for skin disorders, and we continue to refine our business, as well as provide important resources for our clinician partners, that we believe will continue to yield positive results and growth. In the meantime, positive outcomes in our ongoing litigation have brought new customers to the fold, which we anticipate will ultimately translate to increased revenue over the coming quarters. In the meantime, as always, we continue to carefully manage costs and strategically expand our patient pool through our DTC efforts, while strengthening our practice partners through our consulting services,” stated Dr. Dolev Rafaeli, STRATA President and Chief Executive Officer.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Third Quarter 2025 Financial Results

Revenue for the third quarter of 2025 was $6.9 million, a decrease of 21% vs. the third quarter of 2024. Global recurring revenue of $5.5 million increased 3% YoY and equipment revenue of $1.4 million decreased 60% in the third quarter of 2025 compared with the prior year third quarter.

Gross profit for the third quarter of 2025 was $4.2 million, or 60% of revenue, down from $5.3 million in the third quarter of 2024.

Total operating expenses were $5.4 million in the third quarter of 2025 vs. $6.9 million in the prior-year period.

Net loss for the third quarter of 2025 was $1.6 million, or EPS of negative $0.36 per basic and diluted common share, as compared to a net loss of $2.1 million, or EPS of negative $0.51 per basic and diluted common share, in the third quarter of 2024.

Cash and cash equivalents at September 30, 2025 were $7.1 million.

Third Quarter 2025 Earnings Conference Call

STRATA management will host a conference call at 4:30 p.m. ET on Thursday, November 13, 2025 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-866-524-3160 (domestic) or 1-412-317-6760 (international).  All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the STRATA Skin Sciences, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at STRATA Skin Sciences Q3 2025 Earnings Webcast.

A telephonic replay of the call will be available until November 20, 2025 by dialing 1-855-669-9658 (or 1-412-317-0088 for international toll callers) and using replay access code 3125911.  To access the replay using an international dial-in number, please see here.

A webcast earnings call replay will be available approximately one hour after the live call and remain accessible until May 13, 2026.

Non-GAAP Financial Measures

STRATA has determined to supplement its consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), presented elsewhere within this report, with certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP gross profit, which excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues, and non-GAAP adjusted EBITDA, “Earnings Before Interest, Taxes, Depreciation, and Amortization.”

The accompanying notes are an integral part of these condensed consolidated financial statements.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP, should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. STRATA considers these non-GAAP measures in addition to its results prepared under current accounting standards, but they are not a substitute for, nor superior to, U.S. GAAP measures. These non-GAAP measures are provided to enhance readers’ overall understanding of STRATA’s current financial performance and to provide further information for comparative purposes. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP. Specifically, STRATA believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, STRATA believes non-GAAP measures enhance the comparability of results against prior periods.

Reconciliation to the most directly comparable U.S. GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(1,622)	$(2,074)	$(6,319)	$(5,531)

Adjustments:
Depreciation and amortization	864	1,239	3,302	3,738
Amortization of operating lease right-of-use asset	87	81	259	255
Loss on disposal of property and equipment	20	19	83	38
Interest expense, net	449	469	1,131	1,425
Non-GAAP EBITDA	(202)	(266)	(1,544)	(75)
Employee retention credit	-	-	-	(864)
Stock-based compensation	212	26	469	301
Inventory write-off	-	-	-	141
Non-GAAP adjusted EBITDA	$10	$(240)	$(1,075)	$(497)

XTRAC Gross Domestic Recurring Billings
XTRAC gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The accompanying notes are an integral part of these condensed consolidated financial statements.

The following is a reconciliation of non-GAAP XTRAC gross domestic billings to domestic recorded revenue for the third quarter and first nine months of 2025 and 2024 (in thousands), respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Gross domestic recurring billings	$5,012	$4,813	$13,750	$14,126
Co-Pay adjustments	(87)	(84)	(242)	(247)
Other Discounts	(14)	(19)	(28)	(76)
Deferred revenue from prior quarters	1,656	1,812	1,545	1,624
Deferral of revenue to future quarters	(1,779)	(1,867)	(1,779)	(1,867)
GAAP domestic revenue	$4,787	$4,655	$13,245	$13,560

About STRATA Skin Sciences, Inc.

STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing, and marketing innovative products for the in-office treatment of various dermatologic conditions, such as psoriasis, vitiligo, and acne. Its products include the XTRAC® excimer laser, VTRAC® lamp systems, and the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to consumer marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions labor supply shortages, or supply chain interruptions resulting from fiscal, political factors, international conflicts, responses, or conditions affecting the Company, the medical device industry and our customers and patients in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
CORE IR
516-222-2560
IR@strataskin.com

The accompanying notes are an integral part of these condensed consolidated financial statements.

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	7,076	7,261
Restricted cash	-	1,334
Accounts receivable, net of allowance for credit losses of $538 and $433 at September 30, 2025 and December 31, 2024, respectively	3,504	5,253
Inventories	3,058	2,246
Prepaid expenses and other current assets	634	501
Total current assets	14,272	16,595
Property and equipment, net	9,557	10,061
Operating lease right-of-use assets	1,005	1,264
Intangible assets, net	4,223	5,348
Goodwill	1,429	1,429
Other assets	231	231
Total assets	30,717	34,928

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	1,875	-
Accounts payable	2,955	2,433
Accrued expenses and other current liabilities	6,210	7,364
Deferred revneues	2,551	2,241
Current portion of oeprating lease liabilities	266	328
Current portion of contingent consideration	1,176	1,030
Total current liabilities	15,033	13,396
Long-term debt, net	13,435	15,192
Deferred revenues and other liabilities	199	353
Operating lease liabilities, net of current portion	736	919
Contingent consideration, net of current portion	-	96
Total liabilities	29,403	29,956
Commitments and contingencies
Stockholders equity:
Series C covertible preferred stock, $0.10 par value; 10,000,000 shars authorised, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000,000 shares authorised; 5,268,708 and 4,171,161 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	5	4
Additional paid-in capital	255,772	253,112
Accumulated deficit	(254,463)	(248,144)
Total stockholders' equity	1,314	4,972
Total liabilities and stockholders' equity	30,717	34,928

The accompanying notes are an integral part of these condensed consolidated financial statements.

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2025 and 2024
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$6,929	$8,797	$21,404	$23,986
Cost of revenue	2,745	3,511	9,137	10,527
Gross profit	4,184	5,286	12,267	13,459
Operating expenses
Engineering and product development	172	243	354	683
Selling and marketing	3,201	3,027	9,857	9,215
General and administrative	2,668	3,621	7,928	8,531
Other	(684)	-	(684)	-
Total operating expenses	5,357	6,891	17,455	18,429
Loss from operations	(1,173)	(1,605)	(5,188)	(4,970)
Other income (expense):
Interest expense	(498)	(537)	(1,475)	(1,592)
Interest income	49	68	344	167
Other Income	-	-	-	864
Total other expense	(449)	(469)	(1,131)	(561)
Net loss	$(1,622)	$(2,074)	$(6,319)	$(5,531)

Net loss per share of common stock, basic and diluted	$(0.36)	$(0.51)	$(1.48)	$(1.50)
Weighted aveage shares of common stock outstanding, basic and diluted	4,481,337	4,038,988	4,275,689	3,684,976

The accompanying notes are an integral part of these condensed consolidated financial statements.

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2025 and 2024
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(6,319)	$(5,531)
Adjustments to reconcile net loss ot net cash provided by (used in) operating activities:
Depreciation and amortization	3,302	3,738
Amortization of operating lease right-of-use assets	259	255
Amortization of deferred financing costs and debt discount	118	109
Change in provision for credit losses	116	(40)
Stock-based compensation expense	469	301
Loss on disposal of property and equipment	83	38
Settlement gains	(684)	-
Inventory write-off	-	141
Changes in operating assets and liabilities:
Account receivable	1,633	37
Inventories	(630)	14
Prepaid expenses and other assets	(133)	15
Accounts payable	474	(1,638)
Accrued expenses and other liabilities	(1,200)	2,118
Deferred revenues	202	170
Operating lease liabilities	(245)	(242)
Net cash provided by (used in) operating activities	(2,555)	(515)
Cash flows from investing activities:
Purchase of property and equipment	(1,156)	(1,132)
Net cash used in investing activities	(1,156)	(1,132)
Cash flows from Financing activities:
Payment of contingent consideration	-	(18)
Sale of common stock, net of offering costs	2,192	1,943
Net cash provided by financing activities	2,192	1,925
Net decrease in cash, cash equivalents and restricted cash	(1,519)	278
Cash, cash equivalents and restricted cash at beginning of period	8,595	8,118
Cash, cash equivalents and restricted cash at end of period	$7,076	$8,396

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,366	$1,490

Supplemental schedule of non-cash operating, investing, and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease	$-	$977
Transfer of property and equipment to inventories	$182	$266
Accrued payment of contingent consideration	$-	$44
Property and equipment included in accounts payable	$98	$-
Accrued exit fee recorded as debt discount	$-	$150

The accompanying notes are an integral part of these condensed consolidated financial statements.